EXHIBIT 10.5

FORM OF SUBSCRIPTION ESCROW AGREEMENT

between

INDUSTRIAL INCOME TRUST INC.,

DIVIDEND CAPITAL SECURITIES LLC

and

THE BANK OF NEW YORK MELLON

Dated as of             , 20

ACCOUNT NUMBER(S)

SHORT TITLE OF ACCOUNT

ESCROW AGREEMENT

Escrow Agreement (the “Agreement”), dated as of             , 20     among The Bank of New York Mellon, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, 8 th Floor West, New York, New York 10286 (the “Escrow Agent”), and Industrial Income Trust Inc., a Maryland corporation, with its principal office at 518 Seventeenth Street, 17th Floor, Denver, CO 80202 (the “Company”) and Dividend Capital Securities LLC, as sales agent (the “Sales Agent”), for itself and for and on behalf of its selected dealers (the “Selected Dealers”) the identity of which will be disclosed to the Escrow Agent as the same are selected by the Sales Agent.

WHEREAS, the Company intends to offer for sale on a continuous basis (the “Offering”) up to $2,000,000,000 in shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-11 (Registration No. 333-            ) filed with the Securities and Exchange Commission, dated                 , 20     (the “Registration Statement”);

WHEREAS, the Sales Agent and the Selected Dealers are expected to offer the Common Stock on behalf of the Company;

WHEREAS, the Company and the Sales Agent propose to engage the Escrow Agent for the purpose of receiving, depositing and holding in a segregated escrow account all funds (“Proceeds” shall mean all funds wired into the escrow account and funds presumed cleared from check deposits) from subscribers for Common Stock (“Subscribers”) received in connection with the sale of Common Stock until such time as such funds are to be released to the Company or returned to the Subscribers; and

WHEREAS, the Escrow Agent has agreed to act as escrow agent in connection with the proposed subscription and sale of Common Stock.

NOW, THEREFORE, it is agreed as follows:

Section 1.        Establishment of Escrow Account; Deposits.

(a)        The Escrow Agent shall promptly (and, in any case, on or prior to the commencement of the Offering) cause to be opened a fully segregated escrow account, which escrow account shall be entitled “Industrial Income Trust Inc. - Escrow Account” (the “Escrow Account”) for the purpose of holding in trust all Proceeds for the Company and the Subscribers. The Sales Agent and the Selected Dealers shall, as to each Subscriber in connection with all Proceeds received under the Offering, instruct each Subscriber to remit the purchase price in the form of checks (which checks must be certified if remitted during the last five (5) business days of the offering period) or wire transfers to (insert “the Company” or “Sales Agent”) the Sales Agent for forwarding to the Escrow Agent by noon of the next business day following receipt of the funds. All such checks and wire transfers forwarded to the Escrow Agent shall be accompanied by information identifying each Subscriber, subscription, the Subscriber’s social security or ID number and address. Wire transfers to the Escrow Account shall be made in Federal Funds transferred as follows:

Bk of NYC

ABA No. 021000018

GLA 111-565

Cust A/C #

A/C Name

(b)        On the terms and conditions of this Agreement, the Escrow Agent shall deposit the Proceeds and any interest earned thereon in the Escrow Account. The Proceeds shall be invested as promptly as practicable upon their receipt by the Escrow Agent, in accordance with this Agreement. All amounts deposited in the Escrow Account shall be invested and reinvested in the manner provided in Section 2 hereof.

(c)        Except as and to the extent provided herein, the Escrow Agent shall not be obligated nor, without the consent of the Company and the Sales Agent, is it authorized to accept instructions under this Agreement directly from any Selected Dealer.

Section 2.        Investment of Proceeds.

Proceeds (and any interest earned thereon), and until such time as all Proceeds and interest earned thereon have been disbursed from the Escrow Account as provided in Section 4 and Section 5, shall be invested and reinvested by the Escrow Agent without unreasonable delay and only in such obligations issued or guaranteed by the United States Government or any agency thereof, or in such national or state bank or trust company certificates of deposit, and with such maturities, as shall be designated in writing from time to time by the Company, such writing to specify the particular investment. Temporarily uninvested funds held hereunder shall be deposited in The Bank of New York Deposit Reserve. The Escrow Agent shall not be responsible for interest losses, taxes or other charges on investments. Interest actually earned from the time the Proceeds are deposited into the Escrow Account until the close of business on the date preceding the date the Proceeds are disbursed by the Escrow Agent as provided herein shall be held in trust for the Subscribers and, upon the occurrence of the conditions set forth in Section 4 and Section 5 hereof, shall be payable in accordance with the provisions set forth in Section 5 hereof. If, at the time the Escrow Agent is required to make a disbursement pursuant to Section 5, the Proceeds are invested as provided in this Section 2, the Escrow Agent shall, in anticipation of such disbursement, sell or otherwise liquidate such investments. Instructions from the Company as to any such investments or the sale or other disposition thereof shall be confirmed in writing (but no delay or failure by the Company to confirm in writing an instruction given by telephone shall effect the validity of such instruction or result in any liability to the Escrow Agent for acting on such instruction).

Section 3.        Acceptance or Rejection of Subscription.

Within 30 days from the date of receipt of each subscription, the Company will determine whether or not the subscription is to be accepted or rejected in whole or in part.

With respect to each subscription which is to be accepted, the Company will notify the Escrow Agent of such acceptance. With respect to each subscription which is to be rejected (in whole or in part), the Company will notify the Escrow Agent of such rejection in writing, and upon receipt of such notification, the Escrow Agent will, within 10 business days from the date the Escrow Agent receives such notification, transfer the amount represented by such subscription) and issue a check in the amount of the rejected Subscriber’s subscription and all interest, if any, earned thereon, directly to the rejected Subscriber.

Section 4.        Disbursements from the Proceeds.

(a)        If subscriptions of at least $2,000,000 in Common Stock from at least one-hundred (100) subscribers who are independent of the Company and of each other have not been deposited in the Escrow Account and accepted by the Company on or before the earlier of (i) one year from the date of the Registration Statement or (ii) the date upon which the Company or the Sales Agent elects to terminate the Offering (the “Termination Date”), upon instruction by the Sales Agent as to the amounts and recipients of the funds then held in escrow, the Escrow Agent shall terminate the Escrow Account and return the subscription funds to each Subscriber without deductions.

(b)        If subscriptions for at least $2,000,000 in Common Stock from at least one-hundred (100) subscribers who are independent of the Company and of each other have been deposited in the Escrow Account and accepted by the Company on or before the Termination Date, pursuant to the joint instructions of the Sales Agent and the Company identifying the Subscribers whose subscriptions are to be accepted, the Escrow Agent shall on the date designated by the Sales Agent and the Company in such joint instructions (the “Closing Date”) which date shall be at any time on or after the giving of such notice, release to the Company all or a specified portion of the Proceeds held by the Escrow Agent (including all accrued interest thereon) in the Escrow Account in the manner described in Section 4(a).

Section 5.        Procedure for Disbursement from the Escrow Account.

The Proceeds held in the Escrow Account and interest earned thereon shall be subject to, and distributed in accordance with, the following provisions:

(a)        On the Closing Date, upon satisfaction of the applicable requirements of Section 4 hereof, the Escrow Agent shall (i) transfer by wire to an account designated by the Company the Proceeds requested to be transferred on such date in the notice jointly executed by the Company and the Sales Agent, and (ii) the Escrow Agent shall within 10 business days of the Closing Date transfer by check to each Subscriber any interest actually earned on such Proceeds. At the time of such transfer, the Escrow Agent shall confirm in writing to the Company and the Sales Agent the amount of interest earned for the account of each Subscriber and the date such subscription was received.

(b)        Within 10 business days from the date the Company notifies the Escrow Agent in writing that a subscription has been rejected, the Escrow Agent shall transfer by check the Proceeds and all interest, if any, earned thereon, of any Subscribers (without deduction) whose subscriptions were obtained by the Sales Agent or the Selected Dealer but rejected by the Company since the commencement of the Offering. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Sales Agent the amount of interest earned for the account of each such Subscriber and the date such subscription was received.

(c)        Promptly after the Termination Date (but in no event later than 30 business days following the Termination Date), all Proceeds received by the Escrow Agent (other than Proceeds previously disbursed or to be distributed by the Escrow Agent pursuant to

Section 5(a) or Section 5(b) shall be returned by check directly to the Subscriber having provided such Proceeds, without deduction, penalty or expense to the Subscriber and together with each such Subscriber’s pro rata portion of the interest actually earned thereon. The Escrow Agent shall notify the Company and the Sales Agent of the distribution of such funds to the Subscribers.

(d) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Property and is not responsible for any other reporting.

Section 6.        Termination of Escrow.

In the event of the release of all Proceeds and all accrued interest in accordance with Section 4 and Section 5 of this Agreement, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the escrow deposits provided for in this Agreement, except claims which are occasioned by its negligence, bad faith or willful misconduct.

Section 7.        Compensation of Escrow Agent.

(a)        The Escrow Agent shall be compensated in accordance with the Fee Schedule attached hereto.

(b)        The Company hereby grants to the Escrow Agent a lien on the Company’s interest in the Proceeds such that, in the event that any and all charges payable under Section 7 and Section 8 shall not be timely paid by the Company, the Escrow Agent shall have the right to pay itself from the Proceeds the full amount owed, provided that written notice of the Escrow Agent’s intent to proceed under this Section 7 be given at least five (5) business days in advance of such action.

Section 8.        Responsibilities of Escrow Agent; Notices.

(a)        The Escrow Agent shall be under no duty to enforce payment of any subscription which is to be paid to and held by it;

(b)        The Escrow Agent shall be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Company, the Sales Agent or any Selected Dealers or to give any receipt therefor except to the Company;

(c)        The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement among the Company or Sales Agent beyond the specific terms hereof.

(d)        The Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and the Company agrees to indemnify the Escrow Agent for and hold it harmless as to any loss, liability, or expense, including reasonable attorney’s fees and expenses, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent’s duties under this Agreement. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any Escrowed Property held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of income incident to any such delay.

(e)        The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

At any time the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the Company’s consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least two (2) business days after the Company receives the Escrow Agent’s request for instructions and its proposed course of action, and provided that, prior to so acting, the Escrow Agent has not received the written instructions requested.

(f)        The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

(g)        The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(h)        The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

(i)        No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(j)        The Escrow Agent shall be deemed conclusively to have given and delivered any notice required to be given or delivered if it is in writing, signed by any one of its authorized officers and mailed, by express, registered or certified mail addressed to:

The Company at:

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Telephone: (303) 238-2200

Facsimile: (303) 226-9899

(k)        The Escrow Agent shall be deemed conclusively to have received any notice required to be given or delivered to the Escrow Agent if it is in writing, signed by any one of the authorized officers of the Sales Agent or the Company, mailed, by express, registered or certified mail addressed to and actually received by:

The Escrow Agent at:

The Bank of New York Mellon

101 Barclay St, 8th Floor West

New York, NY 10286

Attn:    Matthew Louis

Telephone: (212) 815-3219

Facsimile: (212) 815-5877

(l)        The provisions of Sections 5(d), 7, 8 and 11 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

Section 9.        Resignation of Escrow Agent; Successor.

Notwithstanding anything to the contrary herein, the Escrow Agent may resign at any time by giving at least 15 days written notice thereof. The Company may remove the Escrow Agent at any time (with or without cause) by giving at least 15 days written notice thereof. Within 10 days after receiving such notice, the Company and the Sales Agent shall jointly agree on and appoint a successor escrow agent at which time the Escrow Agent shall either distribute the funds held in the Escrow Account, less its fees, costs and expenses or other obligations owed to the Escrow Agent as directed by the instructions of the Company and the Sales Agent or hold such funds, pending distribution, until such fees, costs and expenses or other obligations are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 10 day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorneys fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.

Section 10.        Dispute Resolution.

In the event of any dispute between or conflicting claims by or among the Company or the Sales Agent and/or any other person or entity with respect to any Proceeds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Proceeds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company, the Sales Agent or the Selected Dealers for the Escrow Agent’s failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent under the circumstances such failure would constitute gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be entitled to refuse to act until, at its sole discretion, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of the Escrow Agent’s acting. The Escrow Agent may in addition elect at its sole discretion to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

Section 11.        Extraordinary Expense.

It is understood that fees and usual charges agreed upon for the Escrow Agent’s services shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement, or if there is any assignment of any interest in the subject matter of this Agreement by the Company or the Sales Agent or any modification of this Agreement, or if any controversy arises under this Escrow Agreement or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter of this Agreement, the Escrow Agent shall be reasonably compensated for those extraordinary services and reimbursed for all reasonable costs and expenses occasioned by such services, controversy or litigation and the Company hereby promises to pay such sums upon demand.

Section 12.        Governing Law.

This agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the principles thereof respecting conflicts of laws. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original, and said counterparts together shall constitute one and the same instrument. Each of the parties hereby waives the right to trial by jury.

Section 13.        Maintenance of Record.

The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company and the Sales Agent shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.

Section 14.        Miscellaneous.

(a)        Nothing in this Agreement is intended or shall confer upon anyone other than the parties any legal or equitable right, remedy or claim.

(b)        The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.

(c)        This Agreement is the final integration of the agreement of the parties with respect to the matters covered by it and supersedes any prior understanding or agreement, oral or written, with respect thereto.

(d)        The rights and obligations of each party hereto may not be assigned or delegated to any other person without the written consent of the other parties hereto. Subject to the foregoing, the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e)        No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “The Bank of New York” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent; provided, however, that written consent of The Bank of New York Mellon shall be deemed given with respect to any registration statement (including exhibits and amendments thereto) and related prospectuses in connection with the Offering.

INDUSTRIAL INCOME TRUST INC.

By:
Name:
Title:

DIVIDEND CAPITAL SECURITIES LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Escrow Agent

By:
Name:
Title: